UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 29, 2011

JBI, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Nevada	000-52444	20-4924000
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1783 Allanport Road, Thorold Ontario	L0S 1K0
(Address of principal executive offices)	_(Zip Code)

Registrant’s telephone number, including area code:	(905) 384-4383

N/A
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

JBI, Inc. (“JBI” or the “Company”) is filing this Amendment No. 1 to Form 8-K (this “Amendment”) to amend its Current Report on Form 8-K filed on August 4, 2011 (the “Original 8-K”) with the Securities and Exchange Commission (the “Commission”) for the sole purpose of re-filing the Master Revenue Sharing Agreement between the Company and RockTenn CP, LLC, dated July 29, 2011 (“Agreement”) and originally filed as Exhibit 10.1 to the Original 8-K.  The new Exhibit 10.1 filed herewith conforms to the Company’s amended application for confidential treatment (the “Application”) with respect to certain portions of the Agreement filed with the Commission. Omitted portions have been filed separately with the Commission.

No other changes have been made to the Original 8-K. This Amendment speaks as of the filing date of the Original 8-K, does not reflect events that may have occurred subsequent to the original filing date, and does not modify or update in any way disclosures made in the original 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.        Description

10.1                     Master Revenue Sharing Agreement between JBI, Inc. and RockTenn CP, LLC dated July 29, 2011.*

* Certain Confidential Information contained in this Exhibit was omitted by means of redacting a portion of the text and replacing it with an asterisk. This Exhibit has been filed separately with the Secretary of the Securities and Exchange Commission without the redaction pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

JBI, INC.

Date: March 30, 2012.	By:	/s/ John Bordynuik
Name: John Bordynuik Title: President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.        Description

10.1                     Master Revenue Sharing Agreement between JBI, Inc. and RockTenn CP, LLC dated July 29, 2011.*

* Certain Confidential Information contained in this Exhibit was omitted by means of redacting a portion of the text and replacing it with an asterisk. This Exhibit has been filed separately with the Secretary of the Securities and Exchange Commission without the redaction pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.